DRYDEN CORE INVESTMENT FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





April 3, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Re:	Dryden Core Investment Fund
File No. 811-09999


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the annual period ended January 31, 2006. The enclosed is being filed electronically via the EDGAR System.


Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure



This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 31st day of March 2006.


	Prudential Core Investment Fund



By: /s/ Jonathan D. Shain				Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
Assistant Secretary